UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 17, 2007

Commission file number: 033-74194-01

REMINGTON ARMS COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware                             51-0350935

(State or other jurisdiction of incorporation or organization)                          (I.R.S. Employer Identification No.)

870 Remington Drive

P.O. Box 700

Madison, North Carolina 27025-0700

(Address of principal executive offices)

(Zip Code)

(336) 548-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K has 4 pages.

ITEM 7.01 Regulation FD Disclosure

        On May 17, 2007, Remington Arms Company, Inc. (“Remington”) announced that in connection with the consent solicitation that it commenced on May 1, 2007 (as amended, the “Consent Solicitation”) relating to the $200,000,000 principal amount of its 10 ½% Senior Notes due 2011 (the “Notes”), Remington has received the required percentage of consents necessary to amend the indenture governing the Notes. As of 5:00 p.m., New York City time, on May 17, 2007, Remington had received consents from holders of Notes representing a majority of the principal amount of outstanding Notes, excluding Notes owned by Remington or its affiliates.

        If all conditions to the Consent Solicitation are satisfied, holders of Notes who validly delivered, and did not validly revoke, their consents by 5:00 p.m., New York City time, on May 17, 2007 are entitled to an early consent fee equal to $7.50 per $1,000 principal amount of Notes in respect of which consents were validly delivered and not revoked. If all conditions to the Consent Solicitation are satisfied, holders of Notes who validly deliver their consents after 5:00 p.m., New York City time, on May 17, 2007 but on or prior to 5:00 p.m., New York City time, on May 21, 2007 are entitled to a late consent fee equal to $2.50 per $1,000 principal amount of Notes in respect of which consents are validly delivered. Payment of applicable consent fees will be made promptly after each of the conditions set forth in the Consent Solicitation is satisfied or waived, including the condition that the closing of the acquisition of Remington’s sole stockholder, RACI Holding, Inc., by American Heritage Arms, LLC, an affiliate of Cerberus Capital Management, L.P., shall have occurred (such transaction, the “Transaction”). Remington will not be required to pay any consent fees unless such conditions are satisfied or waived.

        In addition, on May 17, 2007, Remington, RA Brands, L.L.C. and U.S. Bank National Association executed a Supplemental Indenture that gives effect to the amendments described in the Consent Solicitation Statement, dated May 1, 2007 (the “Consent Solicitation Statement”), as supplemented by the Supplement, dated May 16, 2007 (the “Supplement”). These amendments, which will amend the existing indenture governing the Notes, will become operative only after each of the conditions set forth in the Consent Solicitation (including the closing of the Transaction) is satisfied or waived.

        A copy of Remington’s press release announcing the receipt of the required percentage of consents is furnished herewith as Exhibit 99.1 and is incorporated herein in its entirety.

No Offering

        The information contained in this Current Report on Form 8-K does not constitute an offering of Notes or any other security of Remington or any solicitation to purchase or sell any securities, or a solicitation of consents with respect to any securities, including, without limitation, the Notes. The Consent Solicitation is being made only by means of the Consent Solicitation Statement, as amended by the Supplement.

Forward-Looking Statements

        This Current Report on Form 8-K includes “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements give Remington’s current expectations or forecasts of future events. These forward-looking statements include expectations regarding (i) the terms and conditions of the Consent Solicitation, (ii) the timing of the Consent Solicitation and (iii) the Transaction. Remington cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include the demand for Remington’s products, Remington’s growth opportunities, and other risks detailed from time to time in Remington’s reports filed with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

        Remington assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 9.01 Financial Statements and Exhibits.

(d)     Exhibits. Attached as Exhibit 99.1 is the Remington Press Release, dated May 17, 2007.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REMINGTON ARMS COMPANY, INC.

/s/ Stephen P. Jackson, Jr.
Stephen P. Jackson, Jr.
Senior Vice President, Chief Financial Officer
Treasurer and Corporate Secretary
(Principal Financial Officer)

May 18, 2007

EXHIBIT INDEX

Exhibit No.                  Description

99.1                                  Remington Press Release, dated May 17, 2007.